Item 77E - DWS High Income
Plus Fund (a series of DWS
Income Trust)
On December 7, 2010, DWS High
Income Plus Fund was named as a
defendant in the First Amended
Compliant and Objection to Claims
filed by the Official Committee of
Unsecured Creditors in the U.S.
Bankruptcy Court for the District of
Delaware in the lawsuit Tribune
Company, et al., Debtors, Official
Committee of Unsecured Creditors v.
JPMorgan Chase Bank, N.A. et al.
(the "Lawsuit").  The Lawsuit arises
out of a leveraged buyout transaction
("LBO") in 2007 by which loans
were made to the Tribune Company
to fund the LBO ("LBO Debt") and
shares of the Tribune Company held
by shareholders were tendered for or
were converted to a right to receive
cash.  Following the completion of
the LBO in 2007, the Tribune
Company filed for bankruptcy.  The
Lawsuit seeks to avoid the
obligations on the LBO Debt and to
recover payments of principal and
interest made by the Tribune
Company on the LBO Debt.  The
Fund currently holds LBO Debt
securities and has received
approximately $72,422 in interest
payments and $14,125 in principal
payments as of October 31, 2011.
All proceedings on the Lawsuit were
stayed pending a decision by the
Bankruptcy Court on which of two
proposed plans of reorganization
would be confirmed.  One of the
plans proposed to settle the litigation, while the other plan proposed to proceed with the litigation. The
Bankruptcy Court recently rejected
both plans.  The decision rejecting
the plan proposing to proceed with
the litigation has been appealed and a
revised plan proposing to settle the
litigation has been submitted to the
Bankruptcy Court.  Management is
currently assessing the Lawsuit and
has not yet determined the effect, if
any, on the Fund.
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 For
internal
use only


CHICAGO/#2224751.1
 For internal use only

Item 77E - DWS Unconstrained
Income Fund (a series of DWS
Income Trust)
On December 7, 2010, DWS
Unconstrained Income Fund was
named as a defendant in the First
Amended Compliant and Objection
to Claims filed by the Official
Committee of Unsecured Creditors
in the U.S. Bankruptcy Court for the
District of Delaware in the lawsuit
Tribune Company, et al., Debtors,
Official Committee of Unsecured
Creditors v. JPMorgan Chase Bank,
N.A. et al. (the "Lawsuit").  The
Lawsuit arises out of a leveraged
buyout transaction ("LBO") in 2007
by which loans were made to the
Tribune Company to fund the LBO
("LBO Debt") and shares of the
Tribune Company held by
shareholders were tendered for or
were converted to a right to receive
cash.  Following the completion of
the LBO in 2007, the Tribune
Company filed for bankruptcy.  The
Lawsuit seeks to avoid the
obligations on the LBO Debt and to
recover payments of principal and
interest made by the Tribune
Company on the LBO Debt.  The
Fund currently holds LBO Debt
securities and has received
approximately $31,073 in interest
payments and $4,625 in principal
payments as of October 31, 2011.
All proceedings on the Lawsuit were
stayed pending a decision by the
Bankruptcy Court on which of two
proposed plans of reorganization
would be confirmed.  One of the
plans proposed to settle the litigation, while the other plan proposed to proceed with the litigation. The
Bankruptcy Court recently rejected
both plans.  The decision rejecting
the plan proposing to proceed with
the litigation has been appealed and a
revised plan proposing to settle the
litigation has been submitted to the
Bankruptcy Court.  Management is
currently assessing the Lawsuit and
has not yet determined the effect, if
any, on the Fund.


 For internal use only


 For
internal
use only